UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2010

COGO GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 10001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, PRC
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-755-267-43210

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 10, 2010, Comtech International (Hong Kong) Limited and Comtech Broadband  Limited (each individually, a “Borrower” and collectively, the “Borrowers”), each a subsidiary of Cogo Group, Inc., entered into Credit Amount Contracts with the Macau Branch of Guangdong Development Bank (“GDB Macau”), effective as of November 9, 2010 for the purpose of providing short-term trade operation working capital.

Pursuant to the Credit Amount Contracts, the maximum amount of the loans are USD20 million and USD10 million for Comtech International (Hong Kong) Limited and Comtech Broadband Limited, respectively, with an effective term of 9 months, and the Borrowers may draw down on the loan amount multiple times and use the facility on a revolving basis within the term and limit of the facility amount.  The loans bear interest at the 3-month LIBOR rate plus a 0.5% annual rate.  The loan is secured by a letter of guarantee issued by the Shenzhen Branch of Guangdong Development Bank (“GDB Shenzhen”) to GDB Macau.

On December 7, 2010, and effective as of November 9, 2010, Comtech Communication Technology (Shenzhen) Company Limited (“Comtech Communication”), a subsidiary of Cogo Group, Inc., entered into a Credit Facility Agreement (the “Facility Agreement”) with GDB Shenzhen (the “Lender”).  The Facility Agreement establishes a secured comprehensive revolving credit facility (the “Facility”) under which GDB Shenzhen provides Comtech Communication with up to USD40 million in the form of letters of guarantee. The Facility replaces a similar credit facility entered into by and among the Borrowers and Guangdong Development Bank in November 2009, which terminated on November 17, 2010.

The Facility is valid for 12 months commencing November 9, 2010 and terminating on November 8, 2011.  Prior to the issuance of the Facility, the Lender may cease performing its obligations under the Facility Agreement in the event of any of the following:

1.	The business operations of Comtech Communication severely worsen;
2.	Comtech Communication transfers its assets and funds so as to avoid debts;
3.	damage to Comtech Communication’s business reputation; or
4.	Comtech Communication becomes or appears to become insolvent.

The Lender may terminate the Facility Agreement if Comtech Communication does not regain its ability to perform its obligations and cannot provide guarantees acceptable to GDB Shenzhen within thirty (30) days after GDB Shenzhen ceases performing it obligations.

The Facility Agreement contains customary representations, warranties, and events of default, and upon the occurrence of any event of default, the Lender can accelerate the payment of all principal and interest outstanding under the Facility Agreement and any other agreements by and between the Lender and Comtech Communication, and such sums shall become immediately due.

Obligations of Comtech Communication under the Facility Agreement are severally guaranteed by Comtech Communication and Comtech Software Technology (Shenzhen) Company Limited (“Comtech Software”), pursuant to the Maximum Amount Rights Pledge Contracts entered into by and between the GDB Shenzhen and Comtech Communication and Comtech Software on December 7, 2010.

Pursuant to the Maximum Amount Rights Pledge Contracts, Comtech Communication and Comtech Software pledge RMB certificates of deposit, representing a total pledged amount of approximately USD30 million.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the summaries of provisions of those documents. Summaries of terms of the Credit Amount Contracts, Facility Agreement and the Maximum Amount Rights Pledge Contracts are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 respectively and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Credit Amount Contract by and between Comtech International (Hong Kong) Limited and Macau Branch of Guangdong Development Bank, dated December 10, 2010.
10.2	Form of Credit Amount Contract by and between Comtech Broadband Limited and Macau Branch of Guangdong Development Bank, dated December 10, 2010.
10.3	Form of Credit Facility Agreement by and between Comtech Communication Technology (Shenzhen) Company Limited and Shenzhen Branch of Guangdong Development Bank, dated December 7, 2010.
10.4	Form of Maximum Amount Rights Pledge Contract by and between Comtech Communication Technology (Shenzhen) Company Limited and Shenzhen Branch of Guangdong Development Bank, dated December 7, 2010
10.5	Form of Maximum Amount Rights Pledge Contract by and between Comtech Software Technology (Shenzhen) Company Limited and Shenzhen Branch of Guangdong Development Bank, dated December 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGO GROUP, INC.

Dated: December 15, 2010	By:	/s/ Frank Zheng
Name: Frank Zheng
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Credit Amount Contract by and between Comtech International (Hong Kong) Limited and Macau Branch of Guangdong Development Bank, dated December 10, 2010.
10.2	Form of Credit Amount Contract by and between Comtech Broadband Limited and Macau Branch of Guangdong Development Bank, dated December 10, 2010.
10.3	Form of Credit Facility Agreement by and between Comtech Communication Technology (Shenzhen) Company Limited and Shenzhen Branch of Guangdong Development Bank, dated December 7, 2010.
10.4	Form of Maximum Amount Rights Pledge Contract by and between Comtech Communication Technology (Shenzhen) Company Limited and Shenzhen Branch of Guangdong Development Bank, dated December 7, 2010
10.5	Form of Maximum Amount Rights Pledge Contract by and between Comtech Software Technology (Shenzhen) Company Limited and Shenzhen Branch of Guangdong Development Bank, dated December 7, 2010